EXHIBIT 10.4

AMENDMENT TWO TO THE

1999 SALARY REPLACEMENT STOCK OPTION

AND DIVIDEND INCREASE UNIT PLAN OF

DUKE REALTY INVESTMENTS, INC.

This Amendment Two to the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (“Plan”) is hereby adopted this 30th day of October, 2002 by Duke Realty Corporation (“Corporation”).  Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WITNESSETH:

WHEREAS, the Corporation maintains the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of the Corporation (“Board”) and the Executive Compensation Committee of the Board (“Committee”) have reserved the right to amend the Plan with respect to certain matters; and

WHEREAS, the Committee has determined to amend the Plan to reflect the “freeze” of the Plan and to eliminate the payment of the value of Units in stock and instead pay all Plan benefits in cash; and

WHEREAS, the Committee has approved and authorized this Amendment Two;

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 5.1 of the Plan, the Plan is hereby amended, effective as of October 30, 2002, with respect to all Options and Units granted at any time under the Plan in the following particulars:

1.             By adding the following to the end of Section 1.2 of the Plan:

“Notwithstanding the foregoing, the Company ‘froze’ the Plan as of October 30, 2002.  Consequently, no new Options or Units have been or will be granted under the Plan on or after that date.”

2.             By adding the following to the end of Section 3.1 of the Plan:

“As a result of the Plan freeze, the maximum number of shares to be delivered upon exercise of all Options granted under the Plan prior to the freeze date shall not exceed Thirteen Thousand One Hundred and Seven (13,107) shares.  No shares shall be delivered on or after October 30, 2002 with respect to any Unit granted under the Plan.”

3.     By deleting the words “whole shares of Company common stock with a value of” where they appear in the penultimate sentence of Section 3.8 of the Plan and by deleting the last sentence of that Section 3.8.

4.             By adding the following to the end of Section 4.2 of the Plan:

“Notwithstanding the foregoing, the distribution of a Participant’s benefit under Section 4.1 on or after October 30, 2002 shall be made in cash rather than shares of Company stock.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Corporation, by its duly authorized officer, has executed this Amendment Two to the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. this 30th day of October, 2002.